UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K/A


[ X ] Current Report Pursuant to Section 13 or 15(d) of the Securities  Exchange
      Act of 1934

Date of Report  (date of  earliest  event  reported):  April 28, 1999 (April 19,
1999)

Commission file number 0-11284


                          Z-Axis Corporation
-----------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


           Colorado                       84-0910490

 (State or other jurisdiction           (I.R.S. Employer
      of incorporation of              Identification No.)
         organization)


7395 East Orchard Road, Suite A-110
      Greenwood Village, Colorado                   80111
---------------------------------------        ---------------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (303) 713-0200

                               CONTENTS

Item 1.  Changes in Control of Registrant.

      Not applicable.

Item 2.  Acquisition or Disposition of Assets.

      Not applicable.

Item 3.  Bankruptcy or Receivership.

      Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Pursuant to Item 304 of Regulation S-K, the Company makes the following representations:

(i) On April 12, 1999 BDO Seidman, LLP("BDO Seidman, Certifying Accountant Z-Axis Corporation (the "Company") was dismissed as Certifying Accountant for the Company

(ii) None of the prior certifying accountant's reports on the Company's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principle.

(iii)The appointment of the new certifying accountant was recommended and approved by the Company's Board of Directors.

(iv) During the Company's two most recent fiscal years and subsequent interim period up to the date of the change in certifying accountant, there were no disagreements with the former certifying accountant on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make a reference to the subject matter of the disagreement(s) in connection with their report.

(v) Effective April 12, 1999, the Company has engaged the accounting firm of Ehrhardt Keefe Steiner & Hottman, Certified Public Accountants and Consultants, 7979 East Tufts Avenue, Denver, Colorado, as Certifying Accountant for the year ending March 31, 1998.

(vi) The Company did not consult with Ehrhardt Keefe Steiner & Hottman with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements prior to engaging the firm.

      The Company has requested that BDO Seidman review the disclosure in this Report and that the firm has been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

Item 5.  Other Events.

      Not applicable.

Item 6.  Resignation of Registrant's Directors.

      Not applicable.

Item 7.  Financial Statements and Exhibits.

      Not applicable.

Item 8.  Change in Fiscal Year.

      Not applicable.

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Z-AXIS CORPORATION


/s/ Alan Treibitz
Alan Treibitz
President
Date: April 28, 1999